UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): July 9, 2022

Colambda Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada (NV)	000-29243	98-0361773
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Colambda Technologies, Inc. 1870 West Prince Road #41 Tucson, Arizona 85705 (Address of principal executive offices)

Telephone: (281) 928 4425

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

New Century Resources Corp.

10 Dionysiou Solomou Street

Leona Building, Suite 501

2406 Engomi, Nicosia Cyprus 25631

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere.  Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable pharmaceuticals, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate new financing and capital, fluctuations in our operating results and our ability to generate revenue in amounts which exceed our operating costs, our ability to install and maintain proper and adequate internal controls, our ability to protect our intellectual property and exploit and develop our intellectual property, increasing costs and expenses related to healthcare and other benefits, our ability to comply with existing and changing laws and regulations applicable to the employee leasing industry, and our ability to comply with data protection requirements and standards.  A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.  We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

EXPLANATORY NOTE

On November 19, 2021, New Century Resources Corporation (the “Company”) entered into an agreement (the “Merger Agreement”) whereby Emissions Zero Module, Inc., a Wyoming company (“Emissions Zero”), would be merged (the “Merger”) into New Century Resources Corporation.  Pursuant to the Merger Agreement, the Company agreed to issue an aggregate of 110,695,500 newly issued shares of its common stock, $.001 par value, in exchange for all of the issued and outstanding common shares of Emissions Zero.

The Company previously filed a Form 8-K with the Securities and Exchange Commission (“SEC”) on November 22, 2021, reporting the execution of the Merger Agreement and the material terms of the transaction (the “Share Exchange “or “Merger”).  Pursuant to the terms of the Merger, the Company is the legal surviving entity and remains a Nevada corporation.  In accordance with the terms of the Merger Agreement, the Company agreed to change its name to “Colambda Technology, Inc., which previously became effective on January 4, 2022.

The parties to the Merger Agreement completed the Merger as of July 9, 2022.  This Current Report is being filed in connection with the closing of the Merger and certain related events and actions taken by the Company.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange will be replaced with the historical financial statements of Emissions Zero Module, Inc. in all future filings with the SEC.

As used in this Current Report henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms “Colambda,” the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Colambda Technologies, Inc., and the business of Emissions Zero and its subsidiary Job Aire Group, Inc., after giving effect to the Merger.  As a result of the Merger, the separate legal existence of Emissions Zero was terminated.

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Current Report includes responses to the following Items in Form 8-K:

Item 2.01.  Completion of Acquisition or Disposition of Assets

Item 3.02.  Unregistered Sales of Equity Securities

Item 5.01.  Changes in Control of Registrant

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.06.  Change in Shell Company Status

Item 8.01   Other Information

Item 9.01   Financial Statements and Exhibits

Item 2.01    Completion of Acquisition or Disposition of Assets.

THE SHARE EXCHANGE AND RELATED TRANSACTIONS

On July 9, 2022, the Company completed the Merger with Emissions Zero Module, Inc, (“EZM” or “Emissions Zero”), a Wyoming corporation. Pursuant to the terms of the Merger agreement, as amended entered into by the parties on November 21, 2021.  The Company agreed to issue to the shareholders of EZM an aggregate of 110,695,500 newly issued shares of the Company’s common stock, $.001 par value, in exchange for all of the issued and outstanding shares of common stock (and all securities convertible into common stock) of Emissions Zero.  Our Board of Directors and our shareholders, by written consent of the holders of 75.71% of our Common Stock, approved the Merger Agreement, a name change of the Company to Colambda Technology, Inc. and the election of new directors (“Director Nominees”) to be affected upon completion of the Merger.

The Company previously filed with the Securities and Exchange Commission a definitive Information Statement on Schedule 14C with respect to the Merger and proposed related transactions, which was filed on December 12, 2021. See the SEC website for a copy of such filing: https://www.sec.gov/edgar/browse/?CIK=1104462.

The Merger Agreement required us to submit the Merger and Name Change to the Financial Industry Regulatory Authority (“FINRA”) which oversees the Over-the-Counter-Bulletin Board (“OTC”) and to obtain a new stock trading symbol.  The parties have been submitting information and material to OTC since its initial application in early December, 2021.  By amendment to the Merger Agreement, the parties have temporarily waived compliance with the provision of the Merger Agreement which originally required obtaining the new symbol prior to closing. The parties have agreed to continue their efforts to obtain a new symbol for the Company’s common stock.

We previously filed an amendment to our certificate of incorporation to change our name to Colambda Technologies, Inc. The Name Change became effective under Nevada law on January 4, 2022.

In addition, the parties to the Merger Agreement agreed that upon closing, the pre- Merger directors and officers of Colambda Technology would resign from all of their positions and new management would be appointed.  The new management are the officers and directors and nominees of Emissions Zero. See pages 4 and 42 and Item 5.02 below

At the Closing of the Merger, Emissions Zero is required to deliver the sum of $105,000 to Robert J. Nielson and $105,000 to George Christodoulou, the Company’s pre- Merger President/Chief Executive Officer/Chief Financial Officer/Director, as repayment of advances to the Company. Emissions Zero previously delivered the sum of $25,000 to George Christodoulou and $25,000 to Robert J. Nielson.

Pursuant to an amendment (Amendment No. 3) to the Merger Agreement executed effective July 9, 2022, the parties agreed that Closing of the Merger was deemed effective as of July 9, 2022.  Further, the parties agreed to defer the payments due to Robert Nielson and George Christodoulou which were conditions to Closing until the earlier of 30 days after closing or receipt of a new trading symbol from FINRA/OTC.  A copy of the Amendment No. 3 to the Merger Agreement is filed as an Exhibit to this Form 8-K.

The issuance of shares of our Common Stock to holders of EZM’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section. The shares issuable to the EZM shareholders will be deemed restricted securities under the SEC’s rules and regulations and will not be sellable under the SEC’s Rule 144 until certain conditions are satisfied.  These conditions are:

•the issuer of the securities has ceased to be a shell company;

•the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

•the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

•one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the SEC reflecting its status as an entity that is no longer a shell company.

A copy of the Merger Agreement was previously filed as Exhibit 10.1 to the Company’s Form 8-K as filed with the SEC on November 22, 2021. All descriptions of the terms of the Merger Agreement contained herein are qualified in their entirety by reference to the text thereof filed as an exhibit to the November 22, 2021 Form 8-K, Amendment No. 1 to Merger Agreement, filed as an Exhibit to Form 8-K filed on March 30, 2022, and the Amendments No. 2 and No. 3 to Merger Agreement filed as Exhibits to this Form 8-K, all of which are incorporated herein by reference.

Departure and Appointment of Directors and Officers

Effective with the closing of the Merger (July 9, 2021), our Board of Directors consists of (5) members.  On the Closing Date, George Christodoulou, Mark Christodoulou, and Solon Piitarides, who were the officers and directors of Colambda Technologies Inc. before the Merger, resigned their positions as a directors and officers, and Sumit Isaranggunlnaayudhya, David Riggs, Kent Hush, Russell E Klawunn, and Kim Mitchell were appointed as new members to the Board of Directors.

Also on the Closing Date, George Christodoulou, our President, Secretary, Treasurer and sole officer before the Share Exchange, resigned from these positions, and Sumit Isaranggunlnaayudhya was appointed as President, David Riggs was appointed as our Chief Executive Officer and Secretary, and Kent Hush was appointed Chief Financial Officer and Treasurer.

Name	Position	Age	Term
David Riggs	President, Chief Executive Officer, Director	63	1 Year
Kent Hush	Treasurer, Chief Financial Officer, Director	51	1 Year
Sumit Isaranggul Na Ayudhya	Secretary, Chief Technology Officer, Chairman	61	1 Year
Russell E. Klawunn	Chief Operating Officer, Director	56	1 Year
Kim Mitchell	Director	71	1 Year

Summary of Beneficial Ownership of Securities of Colambda (formerly named New Century Resources Corporation)

Prior to the Merger, the Company had 12,481,724 shares of common stock, of which, 7,950,000 shares were beneficially owned by the then existing Officers and Directors. Immediately after giving effect to the Merger and the issuance of the shares of common stock to the Emissions Zero shareholders, the Company’s total common shares outstanding is 123,176,724, of which 96,107,699 shares are beneficially owned by the newly appointed Officers and Directors.

In December 2021, Emissions Zero completed a private placement offering of convertible notes for total gross proceeds of $1,215,000. The Company may at any time, or from time to time, make a voluntary prepayment, whether in full or in part, of these Notes, without premium or penalty. The Notes mature in 24 months and bear annual interest of 12%.  The Notes were converted into Emissions Zero common stock immediately prior to Closing of the Merger, and are therefore considered part of the issued and outstanding shares of Common Stock of Emissions Zero, and thus converted into Colambda shares of common stock as part of the aggregate shares issued at closing of the Merger.

The Notes Offering was made to a limited number of investors pursuant to an exemption available under the Securities Act of 1933 (the "Act"), specifically Rule 506(b) promulgated under Regulation D, and under certain other laws, including the securities law of certain states.

The Notes have automatically converted as a result of the completion of the Merger.  The following reflects the proceeds received under their respective tiers and the number of common stock equity units issued at closing.

	Tier 1	Tier 2
Price	$0.20	$0.40
Proceeds	$580,000	$635,000
Common Stock Issued	2,900,000	1,587,500

The number of shares issuable as a result of the Note conversions is included in the aggregate of 110,695,000 shares of stock to be issued by the Company to the Emissions Zero shareholders.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and EZM is deemed to be the acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Colambda Technologies, Inc. and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of EZM, historical operations of EZM and its subsidiary from the closing date of the Share Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange. Except as described in this Current Report, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Share Exchange. We believe that as a result of the Share Exchange we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Historical Background

Colambda Technologies, Inc., formerly New Century Resources Corporation, was incorporated under the laws of the State of Utah in July of 1979 as WEM Petroleum, Inc.  To fund its original business purpose, WEM Petroleum, Inc. filed a registration statement under the Utah Securities Act, and relied on the exemption from federal registration provided for in Section 3(a)11, Rule 147, of the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of offering for sale an aggregate of 4,000,000 of its unregistered common shares on an intrastate basis.  The Issuer's Prospectus was declared effective on September 19, 1979 and the Company closed its offering with all shares offered sold to residents of the State of Utah for gross proceeds of $100,000.  The Company subsequently amended its Articles of Incorporation to increase in its capital from 10,000,000 common shares authorized to 50,000,000 common shares authorized.  From inception through 1981, the Company conducted operations in the oil and gas industry. Pursuant to an option granted the Company in August of 1979, the Company exercised its right to drill exploratory wells on 640 acres in Cache County, Utah. Although various wells were drilled and completed, the Company did not realize any revenues from these oil and gas operations. In 1984, the Company attempted to refocus its business efforts into the mining industry by entering into an option to lease property and mining equipment in Montana. It ceased any significant business operations in the latter part of the 1980's when it failed to exercise the option, due to lack of funding. In 1988, the Company made an effort to commence conducting business again by expanding its business purpose to include the marketing and development of high-tech products. The Company's Board was also authorized to seek out suitable candidates for acquisition or merger. In addition, the Company authorized a reverse split of its issued and outstanding shares one (1) share for ten (10) shares, although the same was never affected. The Company ceased doing business until late 1993.

In October 1993, the Corporation changed its name to New Century Resources Corporation, acquiring 100% of the outstanding stock of G.C. Gulf Western Trading Limited (G.C.) in exchange for 7,200,000 shares of stock, which gave the stockholders of G.C. control of the Corporation by which it has conducted its operations. This acquisition was accounted for as a reverse merger or recapitalization of G.C.  No goodwill or other write-up to fair market value of the assets of G.C. occurred at the time of the merger. In 1994, the company was re-domiciled in the state of Nevada. The Nevada entity became the surviving corporation and the Utah Corporation was dissolved on February 14, 1994. As a result of the merger/change of domicile, the Articles of Incorporation of the Nevada entity became the Articles of the Company.

The Company divested itself of its 100% owned subsidiary G.C. on December 12, 2000, thereby eliminating the Trekkopje mining claims, a capitalized cost of $10,533,252, the related liabilities amounting to $8,500,000 from its acquisition, the note payable to its principal stockholder, which aggregated, came to a total of $1,046,640, and any claims to accrued interest. This divestiture was the unanimous decision of the board of directors, which was based in part, upon the Corporation's inability to raise the necessary capital to fund the exploration and development of the Trekkopje Uranium reserves. In addition, a feasibility study conducted by Dr. Brian Hamilton Jones played crucial role in their decision-making process, concluding that, due to the current Uranium market, exploitation of the Uranium reserves on the property would not be financially viable, and did not foresee any immediate or mid-term prospects in world market conditions and pricing which would lead to a pricing level justifiable of the exploitation of the Uranium reserves. Upon the disposition, the Company re-entered the business development stage and accumulated deficits during the business development stage are reported effective as of January 1, 2005.

In January 2022, the Company changed its name to Colambda Technologies, Inc. as a condition precedent to closing of the Merger with Emissions Zero.  Immediately following the completion of the Merger on July 9, 2022, the business of Emissions Zero and its wholly owned subsidiary, Job Air Group, Inc. (“JAG”) became our businesses.

Emissions Zero Module

Development of Products

Emissions Zero Module, Inc. was a Wyoming company founded in 2021 by Sumit Isaranggul Na Ayudhya and William Tiley and is based in Tucson, Arizona.  Emissions Zero was founded to eliminate carbon monoxide in automobile emissions and simultaneously reduce all other elements in these emissions (including carbon monoxide, carbon dioxide, nitrous oxide, and methane). EZM intends specifically to bring a patented product (called the Emissions Zero Modules) to market that was developed to eliminate the harmful effects of tailpipe emissions produced by internal combustion engines. The Emissions Zero Module connects directly to the existing battery in any automobile or truck and works with the car's existing electrical apparatus to create conditions within the engine's combustion chamber that allows for a more complete combustion of fuel. The internal combustion engine powers 99% of all cars and trucks in use today. The Emissions Zero Module significantly reduces the carbon footprint of the standard automobile and will help enable any vehicle to comply with new emissions standards. We expect to continue to support clean air initiatives by improving the Emissions Zero Module and introducing ever-evolving products.

The improved combustion of fuel results in a significant reduction of total tailpipe emissions, increase performance, and increased miles per gallon of fuel. The EZM is intended to work on all types of vehicles including cars, SUVs, diesel trucks, large over-the-road semis and can also be utilized in aircraft engines.

The internal combustion engine powers 99% of all cars and trucks in use today. The EZM significantly reduces the carbon footprint of the standard automobile and will help enable any vehicle to comply with new emissions standards. Emissions Zero will continue to support clean air initiatives by improving the EZM and introducing ever-evolving products.

Just as the catalytic converter began to reduce the pollutants in the air in response to the 1963 Clean Air Act, the Emissions Zero Module will provide the automobile industry the ability to comply with the stricter emissions standards. We are currently performing a large-scale, detailed study of the Emissions Zero Module. Management is also applying for the various governmental approvals necessary to distribute an aftermarket product such as the Emissions Zero Module.

TECHNOLOGY

Combustion engines create energy from burning a fuel/air mixture. Spark ignition introduces a spark to a compressed fuel/air mix and the burning causes an expansion of hot gases to push a piston within a cylinder, converting the linear movement of the piston into the rotating movement of a crankshaft that turns the wheels of your car. Compression ignition, or diesel, only air is brought in and compressed before a measured amount of fuel is sprayed into the hot compressed air, causing it to ignite and power the vehicle. The EZM performs emissions control on all types of engines. The EZM is a patented and proprietary emissions control device. The Module is attached directly to the vehicle's battery with the supplied power leads. Upon starting the engine, the Module affects the characteristics of the fuel combustion in the combustion chambers. Through its design and novel use of components, it causes a more efficient and complete burn of the fuel. This enhanced combustion results in a dramatic drop in carbon monoxide, unburnt fuel, and other gasses. As a result of this complete combustion, vehicles will see an increase in fuel efficiency, overall performance, and emissions reduction. This effect occurs in both spark and compression ignition engines and can be adjusted for the size of the vehicle/engine.

PATENTS

Emissions Zero has been granted a United States patent with respect to the technology being used to reduce harmful emissions and improve overall engine efficiency.  Additional patents on products used on the same technology are currently planned and in progress to strengthen the Company’s position with regard to all current and future product lines.

MARKET ANALYSIS SUMMARY

Management believes that the Emissions Zero Module should be considered a part of the automobile aftermarket product category. For classification purposes, management believes that it may be considered as a battery enhancement device. The improvements in emissions and efficiency are equally beneficial to all vehicles that utilize an internal combustion engine. The market ranges from small single horsepower tractors to commercial and industrial vehicles or machines powered by engines with thousands of horsepower. Even though the main focus of the Emissions Zero Module is emissions reduction or elimination, the fact that it connects to the battery may, in management’s opinion, help the process of obtaining ASTM (American Society for Testing and Materials) certification. Management is unable to determine how large a share of the market the Emissions Zero Module will control.  Management believes that there are currently no competitive products that compares to the Emissions Zero Module.

The closest environmental equivalent to the Emissions Zero Module is the modern catalytic converter. The precursor to the catalytic converter was invented by Eugene Houdry, a French mechanical engineer and expert in catalytic oil refining who lived in the U.S. around 1950. The further refinements and perfection of this concept led the catalytic converter to be adopted by all US auto manufactures as standard equipment in 1975 to comply with the 1963 Clean Air Act. Management believes that the Emissions Zero Module will reach the same level of acceptance in a much shorter period, due to its immediate need and simplistic operational platform. The Emissions Zero Module will initially be sold as an aftermarket product.

EMPLOYEES

As of July 9, 2022, we had 232 full-time employees, including our executive officers, and 6 part-time employees. Our contractual relationship with employees consists of management agreements, consulting agreements, and employee agreements. We have never experienced a work stoppage and believe our relationship with our employees is good. None of our employees are part of a unionized workforce.

The Acquisition of and Business of Job Aire Group, Inc.

Effective January 1, 2022, Emissions Zero Module entered into a Stock Purchase Agreement with the sole shareholder of Job Aire Group (“JAG”) to acquire all of the outstanding shares of JAG. Job Aire Group was a privately owned entity and is a staffing company which provides employees to third parties such as airlines, aircraft engine shops, repair facilities and similar entities and the employees provide services to the airline maintenance business.   Pursuant to the terms of the acquisition agreement, Emissions Zero agreed to pay $745,000 in installments and 2% of net revenue received by the Company, up to $1,000,000, for the 36-month period following the closing date.  At closing, Emissions Zero paid an initial installment of $25,000 and will make 36 payments of $20,000 each, beginning January 2, 2022.  As a result of the Stock Purchase Agreement, JAG became a wholly owned subsidiary of Emissions Zero.

HISTORY OF JOB AIRE GROUP

Job Aire Group was incorporated under the laws of the State of Arizona.  Job Aire Group is a multi-technical aviation company whose employees specialize in aircraft and engine inspection and audit, plus hard-core aeronautical engineering. Also skilled in aircraft maintenance marketing, we place aircraft into FAR 145 facilities for repair, refurbishment, painting, modification and overhaul. JAG is well known for providing experienced and professional heavy transport aircraft maintenance technicians world-wide. We do not directly contract aircraft repair or maintenance; we are in essence an employee leasing company.

Job Aire Group was a corporate expansion of Job-Aire Aviation Services, a company created in 1997 by William D. Tiley, a retired Air Force Officer and Commercial Pilot.  Mr. Tiley retired in 2021 and Nick Ammons, as of January 1, 2022, commenced serving as the President and Chairman of the Board.

OVERVIEW OF INDUSTRY

Job Aire is an employee leasing company (sometimes also referred to as staff leasing). Job Aire contracts with airline maintenance facilities to provide the specialized employees needed for these maintenance facilities to complete their contracts with the major airlines.

Job Aire has been in the industry for over 14 years and has an extensive employee resource pool of highly desirable qualified employees from around the world. Job Aire hires the employees then places these employees with clients in the aviation maintenance, repair and operations (MRO) industry, based on the MRO requirements and employee’s certifications.

Job Aire is paid on a contract basis. Job Aire directly pays the employees and then invoices the individual MRO on a net-30 term using a cost-plus formula. Job Aire is the employer of record and provides and pays for workers’ compensation insurance, taxes and wages related to the employees.

We generally assume responsibility for, and manage certain risks associated with:

•payments of salaries, wages and certain other compensation to work site employees (“WSE”) from our own bank accounts (based on client reports and payments), including the processing of garnishment and wage deduction orders,

•reporting of wages, withholding and deposit of associated payroll taxes as the employer of record,

•provision and maintenance of workers' compensation insurance and workers' compensation claims processing,

•access to, and administration of, group health, welfare, and retirement benefits to WSEs under our-sponsored benefit plans,

•administration of unemployment claims, and

•provision of various HR policies and agreements, including employee handbooks and worksite employee agreements.

The Aircraft Maintenance, Repair and Overhaul (“MRO”) market in the U.S. is estimated at US$9.9 Billion in the year 2021. China, the world’s second largest economy, is forecast to reach a projected market size of US$6.3 Billion by the year 2026 trailing a compound annual growth rate (CAGR) of 5.9% over the analysis period. Among the other noteworthy geographic markets are Japan and Canada, each forecast to grow at 2.2% and 2.3% respectively over the analysis period. Within Europe, Germany is forecast to grow at approximately 2.8% CAGR. Low labor, service costs, easy access to skilled labor and enhanced service levels, have made Asia-Pacific a highly attractive outsourcing and MRO destination. Asian operators are driving maintenance, repair, and overhaul (MRO) growth with low-cost labor markets such as Vietnam and Thailand. Airline operators worldwide are currently outsourcing nearly 30% of wide-body heavy airframe maintenance needs to China and Asia Pacific region. The repatriation of wide-body heavy maintenance work is anticipated to create some revenue growth in stagnant MRO markets in North America and Western Europe.

The Line Maintenance Segment is to expected to reach $8.9 billion by 2026. Aircraft Line Maintenance involves inspection, identification and rectification of problem on the aircraft body. The process also comprises of crucial aircraft maintenance and regular repairs as per requirement. Line maintenance and planning which was preferred to be retained in-house accounts for a larger share of MRO outsourcing in recent years as several carriers are increasingly moving heavy and base maintenance work to the emerging regions, primarily in Asia, as they offer cheaper and efficient services. In the global Line Maintenance segment, USA, Canada, Japan, China and Europe will drive the 2.2% CAGR estimated for this segment. These regional markets accounting for a combined market size of US$5.5 Billion in the year 2020 will reach a projected size of US$6.4 Billion by the close of the analysis period. China will remain among the fastest growing in this cluster of regional markets. Led by countries such as Australia, India, and South Korea, the market in Asia-Pacific is forecast to reach US$1.2 Billion by the year 2026, while Latin America will expand at a 2.5% CAGR through the analysis period.

The Aviation Maintenance Group (AMG) predicts shortages for the next 10 years globally. This is supported by the Aviation Technician Education Council (ATEC, founded in 1961) 2021 Pipeline Report where ATEC concluded the shortage of Aviation Technicians will continue to be a global dynamic for the next 15 years.

Additional research by SOURCE Global Industry Analysts, Inc. shows that consumers in this industry primarily focus on the following factors when making purchasing decisions:

•Availability

•Experience

•Cost

•Retention

•Work History

Once these criteria are met, the decision to utilize Job Aire Group is solely based on Job Aire Group's ability to provide. This condition will continue for the foreseeable future due to increasing global demand for maintenance specialists.

JAG’s employees, which it leases to clients, specialize in:

•Contract Labor, Aircraft and Engine Inspection.

• Audits.

•Job Aire Group also provides hard-core aeronautical engineering, skilled personnel qualified in aircraft maintenance marketing.

•Job Aire Group places aircraft into FAR 145 facilities for repair, refurbishment, painting, modification and overhaul.

•Job Aire Group is well known for providing experienced and professional heavy transport aircraft maintenance technicians world-wide.

•Job Aire Group services Foreign and Domestic

MANAGEMENT TEAM

President - Nick Ammons, Strategic Program Manager with over 16 years of experience and expertise in overseeing US and Foreign government contracts, acquisitions, and project oversite. Past performance capabilities of managing an average caseload of 20 contracts at one time with a value of $800 million and pursuits on contracts worth up to $3.2 Billion. Experience and proven record for managing program life cycle from data gathering to contract award. Known for accurate DCAA & DCMA compliancy results. In depth knowledge of federal, state, and local regulations and policies. Overall ability to lead multiple diverse teams within the United States and abroad under a diverse group of civilian and government organizations.

Treasurer and CFO - Kent Hush, experienced financial executive with significant experience in federal banking and the private sector. Mr. Hush is a retired Federal Special Agent.

Chief Operations Officer - Courtney Jorden, has 12 plus years' experience as a policy analyst who worked into leadership roles within Social Security Administration demonstrating success with extensive knowledge of federal government policy, regulations, ability to detect fraud, mastery of management issues and Title II and Title XVI programs for the development and implementation of policies and regulations throughout the organization leading into business intelligence.

Senior Consultant - Norman Bradley, possesses an extensive understanding of numerous aviation sectors and is experienced in the procurement of government and civilian contracts.

MARKETS

We currently service only clients in the aviation MRO industry. According to the Federal Aviation Administration, contractors are a key solution to the MRO professional shortage the industry is facing.

Owing to the increasing number of both air travelers and aircraft fleet, the aviation MRO subsector has recently witnessed a strong demand for professionals, which is expected to last through 2024. According to a recent report by Global Industry Analysts Inc., engine overhaul, which is the most important aspect of aircraft upkeep, is witnessing the fastest growth followed by components maintenance.

Unfortunately, the supply of MRO talent lags behind the demand. Although aviation schools have tried to keep up, there remains a wide gap between what's needed and what's on supply. Aviation companies are encouraged to turn to contract houses to fill any gaps. While not always an ideal option, contract workers allow airlines and other aviation players to fulfill short-term project needs, manage unpredictable workloads, fill positions for absentee employees, and fill temporary MRO gaps.

The estimated number of potential clients within the JAG's geographic scope.

•ST Engineering (TX & AL)

•Fly Exclusive

•ATS

•STS

•SNC

•Collins Aerospace

•Delta TechOps

•FL Technics

•UAB

•GE Aviation

•Singapore Technologies Engineering Ltd

•ComAv

•Defense contractors

MARKET SEGMENTATION

A limited number of customers have accounted for a substantial portion of our revenue. For the period ending March 31, 2022, we had three customers that exceeded 10% of the Company’s revenue, accounting for approximately 97% of our total revenue.  For the years ending December 31, 2021 and 2020, we had three customers that exceeded 10% of our revenue, accounting for approximately 98% and 96% of our revenue, respectively. Our contracts with customers are typically annual, without obligation to renew upon expiration.  If one of our existing customers does not renew their contract with us, if our relationships with our largest customers are impaired or terminated, or if our customer seeks to renegotiate terms of their contracts on terms less favorable to us, our revenue could decline, and our results of operations would be adversely impacted.

MARKETING AND NEW SERVICES

Job Aire Group will promote sales and enhance recruitment using the following methods:

a.Expand on existing contracts. (All three of the major clients have request a 3- or 4-fold increase in employees

b.Satellite office and strategic alliances with existing companies to provide logistical support. (First office in Mexico established April of 2022)

c.Trade group associations

d.Social media

Job Aire Group is prepared to expand on existing contracts and add new services to the Maintenance, Repair and Overhaul (“MRO”) market:

Staffing and management opportunities for growth:

a.Currently, JAG provides support in human resources and special skill requirements, DAR and DER engineering, plus drawing and drafting applications.

b.Job Aire Group seeks to expand into additional areas within the general aviation and defense contractor sector.

c.JAG seeks to establish a brick-and-mortar facility at the Benson Arizona Municipal Airport so that it can increase JAG's visibility within the airport service industry thus, providing a bridge in multiple service opportunities, including Fuel Base Operations (FBO).  JAG has a bid submitted for consideration to manage the Benson Municipal Airport. A favorable decision is expected in the next 90 days.

As of March 31, 2022, Job Aire Group had 208 full-time employees, including 3 persons who are Job Aire’s executive management team. None of Job Aire’s employees are unionized workers.

Laws and Regulations that can Affect our Job Aire Group Business

Our business operates in a complex legal and regulatory environment due to a myriad of federal, state and local laws and regulations that impact our business. Below is a summary of what we believe are the most important legal and regulatory issues for our business. For additional information on the impact of these and other laws and regulations on our business and results of operations, refer to Part I, Item 1A. Risk Factors, of this Form 10-K, under the heading - "Legal and Compliance Risks".

Employer Status

We sponsor our employee benefit plan offerings as the employer of our WSEs under the Internal Revenue Code of 1986, as amended (the Code), ERISA and applicable state law. The term “employer” has different definitions for different purposes under the Code and ERISA, and for most purposes are interpreted under complex multi-factor tests under common law. We believe that we are an “employer” of our WSEs in the U.S. under the Code and the employer of our WSEs in the U.S. for the purposes of ERISA, as well as qualifying as an employer under various state laws, but this status could be subject to challenge by various regulators.

Health Insurance and Health Care Reform

Our sponsored employee health and welfare offerings are an important component of the services that we provide. The future of health care reform continues to evolve in the U.S. For example, the passage of the ACA in 2010 implemented sweeping health care reforms with staggered effective dates from 2010 through 2022, and many provisions in the ACA are still subject to the issuance of additional guidance from the DOL, the IRS, the U.S. Department of Health and Human Services and various U.S. states. Passage of the TCJA in 2017 eliminated the individual mandate tax penalty under the ACA beginning in 2019, while retaining employer ACA mandate obligations. States have developed, and will continue to develop, varying approaches to state-based health exchanges and mandates. Further significant changes to health care statutes, regulations and policy at the federal, state and local levels could occur in 2022 and beyond, including the potential further modification or amendment of the ACA, and we may need to adapt the manner in which we conduct our business as a result of any such changes.

Data Privacy and Security Regulations

We collect, store, use, retain, disclose, transfer and otherwise process a significant amount of confidential, sensitive and personal information from and about our actual and potential clients, WSEs and corporate employees, and we are subject to a variety of federal, state and foreign laws, rules, and regulations in connection with such activities. We are also subject, among other applicable federal laws, rules and regulations, to the rules and regulations promulgated under the authority of the Federal Trade Commission. The U.S. Congress has considered, but not yet passed, several comprehensive federal data privacy bills over the past few years. Additionally, several federal agencies have issued rules, regulations or other forms of guidance that may impact the privacy and security obligations that apply to our operations. We expect that the federal government’s approach to data privacy and security will continue to evolve in the coming years.

At the state and local level, there is increased focus on regulating the collection, storage, use, retention, security, disclosure, transfer and other processing of confidential, sensitive and personal information. In recent years, we have seen significant changes to data privacy regulations across the U.S., including the enactment of the California Consumer Privacy Act of 2018 (CCPA), which went into effect in January 2020. The CCPA increases privacy rights for California residents and imposes obligations on companies that process their personal information, including an obligation to provide certain new disclosures to such residents. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. The CCPA was amended in September 2018 and October 2019, and further amendments may be enacted. In November 2020, California approved the California Privacy Rights Act (CPRA), which creates a new privacy oversight agency and further amends the CCPA to provide additional rights to consumers to access, edit and control the sale and sharing of personal information. The provisions of the CPRA go into effect in January 2023.

In 2021, two additional states—Virginia and Colorado—enacted comprehensive data privacy laws that will go into effect in 2023, while legislatures in several additional states considered data privacy laws. These laws impose, or have the potential to impose, additional obligations on companies that collect, store, use, retain, disclose, transfer and otherwise process confidential, sensitive and personal information, and will continue to shape the data privacy environment nationally. Although there are similarities between the data privacy laws enacted in California, Virginia and Colorado (along with the laws that have been proposed in other states), there are also substantive aspects of the laws that differ markedly. This lack of uniformity, which we expect to continue as other states enact data privacy laws, creates significant legal complexities for companies that operate nationwide and are required to comply with a patchwork of privacy laws. Moreover, all 50 U.S. states, the District of Columbia, Guam, Puerto Rico, the Virgin Islands and Canada have enacted data breach notification laws that may require us to notify WSEs, clients, employees, third parties or regulators in the event of unauthorized access to or disclosure of personal or confidential information. Complying with existing and new data privacy and security regulations could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business. Any failure to comply with existing and new data privacy and security regulations could result in significant penalties, damage our reputation and otherwise have a material adverse effect on our business.

Payroll Taxes, Unemployment Taxes and Payroll Tax Credits

We must also comply with the federal and state payroll tax and unemployment tax requirements that apply where our clients are located. Tax reform efforts, and other payroll tax changes, at the federal, state and local level can impact our payroll tax reporting obligations. State unemployment tax rates vary by state based, in part, on prior years’ compensation and unemployment claims experience. As a result, depending on where clients are located, the fees we charge for unemployment taxes can be higher or lower than a client could obtain alone. In some cases, taxing authorities can retroactively increase the unemployment taxes we pay to cover deficiencies in the unemployment tax funds.

Other Employment Regulations

We must also comply with labor and employment laws, which can change frequently at the federal, state and local level. In particular, regulatory focus on the classification of employers, employees and independent contractors has the potential to significantly change how we and other similar staffing businesses operate and the services that we and these other companies can provide to our clients and WSEs. For example, in September 2019, California passed AB5, a law that could potentially reclassify client independent contractors as employees by establishing the ABC test to determine if a worker is an employee or independent contractor for most occupations. On September 30, 2021, and effective January 1, 2022, California expanded the number of occupations exempt from the ABC test. In November 2020, California voters passed Proposition 22, which supersedes AB5 for certain types of contractors. On August 20, 2021, a California state court found that portions of Proposition 22 were unconstitutional and further held that the entirety of Proposition 22 was unenforceable. Effective July 1, 2021, Alabama adopted the IRS’s 20-factor test to determine whether a worker is an employee or an independent contractor, while on August 1, 2021, Louisiana started using an 11-factor test under its unemployment law to determine worker classification.

The legal landscape is also in flux at the federal level. In 2020, the DOL issued a rule changing the definition of joint employer used under the Fair Labor Standards Act (FLSA) which was later rescinded in 2021. The National Labor Relations Board (NLRB) announced plans to create a new rule in 2022 for determining whether two businesses are joint employers under the National Labor Relations Act (NLRA), while the DOL plans to start on a new rule to raise the salary required for the executive, administrative and professional exemptions under the FLSA. We do not believe that we are, or will be, a joint employer under the FLSA rules, but the impact of new regulations like these could lead to increased legal claims against us or our clients, increase our compliance costs, or require changes to how we operate our business and the services we provide to our clients and WSEs.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report.  Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

General Risks Relating to our Business, Operations, and Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies.

Because Colambda Technologies has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•risks that we may not have sufficient capital to achieve our growth strategy;

•risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•risks that our growth strategy may not be successful; and

•risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowd funding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of our founders, David Riggs, Chief Executive Officer, Sumit Isaranggunlnaayudhya, Chief Technology Officer, Russell Kluwann, Chief Operating Officer and Kent Hush, Chief Financial Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of our founders, even temporarily, or any other member of senior management could harm our business.

We may need additional financing.  Any limitation on our ability to obtain such additional financing could have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will not require additional capital and the raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital if we need it, or that if available, it will be available to us on favorable or reasonable terms.  Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently.  Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls.  Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business.  We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Risks Related Specifically to the Business of Emissions Zero Module

Increasing competition within our emerging industry could have an impact on our business prospects.

The alternative energy market is an emerging industry where new competitors are continuing to enter the market. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours.  Increasing competition may have a negative impact on our profit margins.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the crowd funding market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

•Many of our target customers are large commercial vehicle OEM customers and large volume customers, and the failure to obtain such customers, could have an adverse impact on our business.

•If any of our battery products fail to perform as expected, our ability to develop, market and sell our current products or future technology could be harmed.

•We operate in an extremely competitive industry and are subject to pricing pressures. Further, many other battery manufacturers have significantly greater resources than we have.

•Entering into strategic alliances and relying on third-party manufacturing, including from suppliers of components we include in our finished products, exposes us to risks.

•We are dependent on our suppliers to fulfill our customers’ orders, and if we fail to manage our relationships effectively with, or lose the services of, these suppliers and we cannot substitute suitable alternative suppliers, our operations would be materially adversely affected.

•Increases in costs, disruption of supply or shortage of any of our battery components, such as battery cells, electronic and mechanical parts, or raw materials used in the production of such parts, could harm our business.

•Our failure to keep up with rapid technological changes and evolving industry standards may cause our products to become obsolete and less marketable, resulting in loss of market share to our competitors or a decrease in demand for our battery packs and modules due to substitute products.

•If we cannot continue to develop new products in a timely manner and at favorable margins, we may not be able to compete effectively.

•Developments in alternative technology may adversely affect the demand for our battery modules.

•Manufacturing or use of our products may cause accidents, which could result in significant production interruption, delay or claims for substantial damages.

•We may become subject to product liability claims, which could harm our financial condition and liquidity if we are not able to successfully defend or insure against such claims.

•Future product recalls could materially adversely affect our business, future prospects, financial condition and operating results.

•Third-party claims or litigation alleging infringement of patents or infringement or misappropriation of other proprietary rights, or seeking to invalidate our patents may adversely affect our business.

•We are currently dependent on a single assembly facility. If our facility becomes inoperable, we will be unable to produce our battery products and our business will be harmed.

•Our efforts to increase the scale and capacity of our assembly processes and systems, could be disruptive to our operations and adversely affect our results of operations and financial condition.

•We may be unable to successfully expand our operations or manage our growth effectively.

•Our operations are subject to a variety of environmental, health and safety rules that can bring scrutiny from regulatory agencies and increase our costs.

•We rely on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Risks Specifically Related to the Business of Job Aire Group

Our business and results of operations have been, and our financial condition may be, impacted by the outbreak of COVID-19 and such impact could be materially adverse.

The global spread of COVID-19 created significant volatility, uncertainty and economic disruption. In the United States and globally, governmental authorities instituted certain preventative measures, including border closures, travel restrictions, operational restrictions on certain businesses, shelter-in-place orders, quarantines and recommendations to practice social distancing. These restrictions disrupted and may continue to disrupt economic activity, resulting in reduced commercial and consumer confidence and spending, increased unemployment, closure or restricted operating conditions for businesses, volatility in the global capital markets, instability in the credit and financial markets, labor shortages, regulatory recommendations to provide relief for impacted consumers, disruption in supply chains, and restrictions on many hospitality and travel industry operations.

The extent to which the coronavirus pandemic may impact our business, operations, and financial results in the future is uncertain and will depend on future developments, including the duration or recurrence, of the pandemic, the related length and severity of its impact on the U.S. and global economy, and the continued governmental, business and individual actions taken in response to the pandemic and economic disruption.

Actual and potential impact on clients and prospects

Since the aviation industry is considered an essential industry in the context of the pandemic, the change in the economic environment due to the COVID-19 pandemic has not had a material adverse economic impact on our business. We have not experienced significant impacts seen across other industries such as frozen headcount, furloughed or terminated employees, or partially or completely shut down business operations.

Actual and potential impact of the laws affecting our industry and clients

New laws and programs have been enacted, and may continue to be enacted, at every level of government to help the economy, employers and employees. For example, the 2020 FFCRA and CARES Act and the 2021 PPPFA and ARPA, and subsequent agency guidance related to those acts, created the paycheck protection program (PPP), mandatory employee leave requirements, payroll tax deferral and tax credit programs, COBRA premium assistance facilitated via employer payroll tax credits, and other employment- and employment tax-related incentives.

Most of these laws and programs have not been, and we do not anticipate will be, enacted with the employee leasing industry in mind. As a result, we cannot guarantee we will be able to support any of these laws and programs in a timely and cost-effective manner or at all, which could reduce or eliminate the attractiveness of our services and/or affect the ability of our clients and WSEs to fully realize the benefits of these laws and programs, which would have a material adverse effect on our business, financial condition and results of operations

Our business, services, and financial condition may be adversely impacted by changes in government regulations and policies.

The services we provide to our clients are subject to numerous complex federal, state and local laws and regulations. These laws and regulations cover a diverse range of topics, including employer status, employee and independent contractor classifications, employee benefits, health and retirement plans, workers' compensation, employment and payroll tax, worksite safety, insurance and banking, wage and hour, anti-discrimination, and many topics specific to the industries of our clients. Many of these laws do not specifically address employee leasing relationships, and regulators are often unfamiliar with the employee leasing industry, which can lead to unpredictable application, interpretation and enforcement of these laws and regulations at the federal, state and local levels in relation to our business. Many of our services are designed according to government regulations that often change. Changes in regulations could affect the extent and type of benefits employers are required, or may choose, to provide employees or the amount and type of taxes employers and employees are required to pay. Such changes could reduce or eliminate the need for some of our services and substantially decrease our revenue. Added requirements could also increase our cost of doing business.

The definition of employers, employees and independent contractors is evolving. Changes to the laws and regulations that govern what it means to be an employer or an employee may require us to make significant changes in our operations and may negatively affect our business.

National views on employers, employees and independent contractors are changing at a rapid rate, as evidenced by recent federal and state rule changes. In September 2019, California passed AB5, a law that could potentially reclassify client independent contractors as employees. In November 2020, California voter passed Proposition 22, which supersedes AB5 for certain types of contractors. On August 20, 2021, a California state court found that portions of Proposition 22 were unconstitutional and further held that the entirety of Proposition 22 was unenforceable. Changes like these to the rules in any jurisdiction that define when a worker is an employee or independent contractor can increase or decrease the pool of WSEs that we can employ and include in our sponsored benefit plans, which may negatively impact client demand for the services we provide, require us to modify or change how we operate our business and have a material adverse effect on our business and results of operations.

The examples above highlight the impact to our business when regulations regarding the definitions or classification of employers, employees, independent contractors and other groups of workers change. Any such regulatory changes could affect the way in which we provide sponsored benefits to our WSEs, the way in which we report and remit payroll taxes to tax authorities, and our legal liability for the actions and inactions of our clients. Any of such regulatory changes could also require us to change the manner in which we operate our business, or provide our services, and could have an adverse effect on our business and results of operations.

Our business and reputation may be adversely impacted if we fail to comply with U.S. and foreign laws and regulations.

Our services are subject to various laws and regulations, including, but not limited to, the ACA and anti-money laundering rules. The enactment of new laws and regulations, modifications of existing laws and regulations, or the adverse application or interpretation of new or existing laws or regulations can adversely affect our business. Failure to update our services to comply with modified or new legislation in the area of health care reform as well as failure to educate and assist our clients regarding this legislation could adversely impact our business reputation and negatively impact our client base. Failure to comply with laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition.

We may not be able to keep pace with changes in technology or provide timely enhancements to our products and services.

The market for our products is characterized by rapid technological advancements, changes in customer requirements, frequent new product introductions, and enhancements and changing industry standards. To maintain our growth strategy, we must adapt and respond to technological advances and technological requirements of our clients. Our future success will depend on our ability to: enhance our current products and introduce new products in order to keep pace with products offered by our competitors; enhance capabilities and increase the performance of our internal systems, particularly our systems that meet our clients’ requirements; and adapt to technological advancements and changing industry standards. We continue to make significant investments related to the development of new technology. If our systems become outdated, it may negatively impact our ability to meet performance expectations related to quality, time to market, cost and innovation relative to our competitors. The failure to provide more efficient and user-friendly customer-facing digital experience across internet and mobile platforms as well as in physical locations may adversely impact our business and operating results. There can be no assurance that our efforts to update and integrate systems will be successful. If we do not integrate and update our systems in a timely manner, or if our investments in technology fail to provide the expected results, there could be a material adverse effect to our business and results of operations. The failure to continually develop enhancements and use of technologies such as robotics and other workflow automation tools, natural language processing, and artificial intelligence/machine learning may impact our ability to increase the efficiency of and reduce costs associated with operational risk management and compliance activities.

We could be subject to reduced revenues, increased costs, liability claims, or harm to our competitive position as a result of cyberattacks, security vulnerabilities or Internet disruptions.

We rely upon information technology (“IT”) networks, cloud-based platforms, and systems to process, transmit, and store electronic information, and to support a variety of business processes, some of which are provided by third-party vendors. Cyberattacks and security threats are a risk to our business and reputation. A cyberattack, unauthorized intrusion, malicious software infiltration, network disruption or outage, corruption of data, or theft of personal or other sensitive information, could have a material adverse effect on our business operations or that of our clients, result in liability or regulatory sanction, or cause harm to our business and reputation and result in a loss in confidence in our ability to serve clients all of which could have a material adverse effect on our business. The rapid speed of disruptive innovations involving cyberattacks, security vulnerabilities and Internet disruptions enabled by new and emerging technologies may outpace our organization's ability to compete and/or manage the risk appropriately. In addition, cybercriminals may seek to exploit the disruption caused by the COVID-19 pandemic by attempting to engage in payment-related fraud or by more frequently attempting to gain access to our systems through phishing or other means that may be more successful when most of our employees are working remotely.

Data Security and Privacy Leaks: We collect, use, and retain increasingly large amounts of personal information about our clients, employees of our clients, and our employees, including: bank account numbers, credit card numbers, social security numbers, tax return information, health care information, retirement account information, payroll information, system and network passwords, and other sensitive personal and business information. At the same time, the continued occurrence of high-profile cyber-attacks and data breaches provides evidence of an external environment increasingly hostile to information security. We may be particularly targeted for cyber-attack because of the amount and type of personal and business information that we collect, use, and retain. Vulnerabilities, threats, and more sophisticated and targeted computer crimes pose a risk to the security of our systems and networks, and the confidentiality, availability, and integrity of our data.

Data Loss and Business Interruption

If our systems are disrupted or fail for any reason, including Internet or systems failure, or if our systems are infiltrated by unauthorized persons, both the Company and our clients could experience data loss, financial loss, harm to reputation, or significant business interruption. Hardware, applications and services, including cloud-based services, that we procure from third-party vendors may contain defects in design or other problems that could compromise the integrity and availability of our services. Any delays or failures caused by network outages, software or hardware failures, or other data processing disruptions, could result in our inability to provide services in a timely fashion or at all. We may be required to incur significant costs to protect against damage caused by disruptions or security breaches in the future. Such events may expose us to unexpected liability, litigation, regulatory investigation and penalties, loss of clients’ business, unfavorable impact to business reputation, and there could be a material adverse effect on our business and results of operations.

Our reputation, results of operations, or financial condition may be adversely impacted if we fail to comply with data privacy laws and regulations.

Our services require the storage and transmission of proprietary and confidential information of our clients and their employees, including personal or identifying information, as well as their financial and payroll data. Our applications are subject to various complex government laws and regulations on the federal, state, and local levels, including those governing personal privacy. In the U.S., we are subject to rules and regulations promulgated under the authority of the Federal Trade Commission, the Health Insurance

Portability and Accountability Act of 1996, the Family Medical Leave Act of 1993, the ACA, federal and state labor and employment laws, and state data breach notification and data privacy laws, such as the California Consumer Protection Act, which became effective on January 1, 2020. Failure to comply with such laws and regulations could result in the imposition of consent orders or civil and criminal penalties, including fines, which could damage our reputation and have an adverse effect on our results of operations or financial condition. The regulatory framework for privacy issues is rapidly evolving and future enactment of more restrictive laws, rules, or regulations and/or future enforcement actions or investigations could have a materially adverse impact on us through increased costs or restrictions on our business and noncompliance could result in regulatory penalties and significant legal liability.

In the event of a catastrophe, our business continuity plan may fail, which could result in the loss of client data and adversely interrupt operations.

Our operations are dependent on our ability to protect our infrastructure against damage from catastrophe or natural disaster, severe weather including events resulting from climate change, unauthorized security breach, power loss, telecommunications failure, terrorist attack, public health emergency, or other events that could have a significant disruptive effect on our operations. We have a business continuity plan in place in the event of system failure due to any of these events. Our business continuity plan has been tested in the past by circumstances of severe weather, including hurricanes, floods, and snowstorms, and has been successful. However, these past successes are not an indicator of success in the future. If the business continuity plan is unsuccessful in a disaster recovery scenario, we could potentially lose client data or experience material adverse interruptions to our operations or delivery of services to our clients.

We may be adversely impacted by any failure of third-party service providers to perform their functions.

As part of providing services to clients, we rely on a number of third-party service providers. These service providers include, but are not limited to, couriers used to deliver client payroll checks and banks used to electronically transfer funds from clients to their employees. Failure by these service providers, for any reason, to deliver their services in a timely manner and in compliance with applicable laws and regulations could result in material interruptions to our operations, impact client relations, and result in significant penalties or liabilities to us.

Adverse changes in our insurance coverage, or in our relationships with key insurance carriers, could harm our business.

Our success depends in part on our ability to maintain competitive health and workers' compensation coverage options and insurance rates through well-known insurance carriers. If we are unable to maintain competitive insurance rates or obtain popular and desirable coverage plans through well-known insurance carriers, it could affect our ability to attract and retain employees, which could have a material adverse effect on our business. Where we sponsor insurance coverage and we are not responsible for any deductibles, our carriers set the fixed cost of the plan, which may lead to uncompetitive fees.

In addition, broad adoption of our services in certain geographic regions or industries may make it more difficult for us to obtain competitive health and/or workers' compensation insurance rates due to concentration of employees within a particular region. The loss of any one or more of our key insurance vendors in these areas, or our inability to partner with certain vendors that are better-known or more desirable to our employees or potential employees, could have a material adverse effect on our financial condition and results of operations.

We may be adversely impacted by volatility in the political and economic environment.

A majority of our workforce is hired through the TN visa process which is a result of the USMCA.  If the US Government changes or cancels the agreement with Mexico and Canada for free trade it will adversely affect our ability to attract and retain our current workforce. Furthermore, trade, monetary and fiscal policies, and political and economic conditions may substantially change, and credit markets may experience periods of constriction and variability. These conditions may impact our business due to lower transaction volumes or an increase in the number of clients going out of business. Current or potential clients may decide to reduce their spending on payroll and other outsourcing services. In addition, new business formation may be affected by an inability to obtain credit.

We may not be able to attract and retain qualified people, which could impact the quality of our services and customer satisfaction.

Our success, growth, and financial results depend in part on our continuing ability to attract, retain, and motivate highly qualified people at all levels, including management, technical, compliance, and sales personnel. Competition for these individuals can be intense, and we may not be able to retain our key people, or attract, assimilate, or retain other highly-qualified individuals in the future, which could harm our future success.

In the event we receive negative publicity, our reputation and the value of our brand could be harmed, which may have a material adverse effect on our business. Negative publicity relating to events or activities attributed to us, our corporate employees, or others associated with us, whether or not justified, may tarnish our reputation and reduce the value of our brand. If we are unable to maintain quality solutions, our reputation with our clients may be harmed and the value of our brand may diminish. In addition, if our brand is negatively impacted, it may have a material adverse effect on our business, including challenges retaining clients or attracting new clients and recruiting talent and retaining employees.

Risks Relating to our Securities

Because the Share Exchange will result in a deemed a reverse acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our Common Stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Share Exchange will be considered a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse acquisition companies, such as the ability of stockholders to resell their shares of Common Stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our Common Stock following the Share Exchange because there may be little incentive for brokerage firms to recommend the purchase of our Common Stock. As a result, our Common Stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

There is not now, and there may not ever be, an active market for the Company’s Common Stock.

There currently is no active public market for our Common Stock.  Further, although our Common Stock is currently quoted on the OTC Bulletin Board (the “OTCBB”) and on the OTC Markets QB Tier, trading of our Common Stock is sporadic and by appointment only.  Trading may continue to be extremely sporadic.  For example, several days may pass before any shares may be traded.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock.  Accordingly, investors must assume they may have to bear the economic risk of an investment in our Common Stock for an indefinite period of time.  There can be no assurance that a more active market for the Common Stock will develop, or if one should develop, there is no assurance that it will be sustained.  This severely limits the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

We cannot assure you that the Common Stock will become liquid or that it will be listed on a securities exchange.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTCBB and OTC Markets QB Tier.  In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock.  In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of the Common Stock.  This would also make it more difficult for us to raise capital.

Our Common Stock is deemed a Penny Stock

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•that a broker or dealer approve a person’s account for transactions in penny stocks; and

•the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•Obtain financial information and investment experience objectives of the person; and

•make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•the basis on which the broker or dealer made the suitability determination; and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our Common Stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our Common Stock is likely to be highly volatile and could fluctuate in response to factors such as:

•actual or anticipated variations in our operating results;

•announcements of developments by us or our competitors;

•announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•adoption of new accounting standards affecting our Company’s industry;

•additions or departures of key personnel;

•sales of our Common Stock or other securities in the open market; and

•other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our Common Stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on the Common Stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our Common Stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for the Common Stock will depend on the research and reports that securities analysts publish about our business and the Company. We do not have any control over these analysts. There is no guarantee that securities analysts will cover the Common Stock. If securities analysts do not cover the Common Stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of the Common Stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of Common Stock offered hereby.  We are currently authorized to issue an aggregate of 200,000,000 shares of Common Stock.  As of the closing of the Share Exchange, there will be 110,695,000 shares of our Common Stock outstanding.   We may also issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of the Common Stock.  There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the Common Stock will be initially quoted on the OTCBB and the OTC Markets QB Tier.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 8-K, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As the result of the Share Exchange and the change in business and operations of the Company, the historical financial results of the Company are considered to be that of Emissions Zero Module (“EZM”) and its wholly owned subsidiary Job Aire Group (“JAG”), the accounting acquirer.

The following discussion highlights EZM and JAG’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on EZM and JAG’s audited and unaudited financial statements contained in this Current Report, which we have prepared in accordance with United States Generally Accepted Accounting Principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for our fiscal years ended December 31, 2021 and 2020, and the unaudited financial statements for the three months ended March 31, 2022, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. As discussed in this Current Report and in the notes to the consolidated financial statements, we have incurred operating losses from inception, and at March 31, 2022, we have working capital of approximately $474,914. These factors raise substantial doubt about our ability to continue as a going concern.  Additionally, our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2021 and 2020 regarding concerns about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations.  We have discussed our strategy and plans relating to these matters elsewhere in this Current Report although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties.  We expect that with the successful closing of future financing vehicles, we will be able to fund ongoing operations and accelerate our growth for the next twelve months.  Our business strategy may not be successful in addressing these issues, however, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Critical Accounting Estimates

We regularly evaluate the accounting estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

For the twelve months ended December 31, 2021 and 2020, the Company did not earn revenues.  As a result of the acquisition of Job Aire Group during the interim period ending March 31, 2022, all of our revenue is generated through our wholly owned subsidiary, Job Aire Group.

Revenue generated through the business of Job Aire Group is typically characterized by long-term client relationships that result in recurring revenue. Our services are provided under written price quotations or service agreements having varying terms and conditions.  Revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Our service revenue is largely attributable to processing services where the fee is based on a fixed amount per processing period or a fixed amount per processing period plus a fee per employee or transaction processed.  We do not receive advance payments for set-up fees from our clients.

We are continuously in the process of performing implementation services for new clients. Depending on the service agreement and/or the size of the client, the installation or conversion period for new clients can vary from a short period of time for a small Employer Services client (as little as 24 hours) to a longer period for a large Employer Services client with multiple deliverables (generally three to six months).  Although we monitor sales that have not yet been installed, we do not view this metric as material to an understanding of our overall business in light of the recurring nature of our business. This metric is not a reported number, but it is used by management as a planning tool to allocate resources needed to install services, and as a means of assessing our performance against the expectations of our clients.

Results of Operations for the three months ended March 31, 2022 and 2021

Emissions Zero Module, Inc.

Statements of Operations

	Three Months	Three Months
	March 31	March 31
	2022	2021

Sales	$3,802,402	$-
Cost of Sales	3,433,382	-

Gross profit	369,020	-

General and administrative expenses:
Salaries	105,711	-
Depreciation and Amortization	2,300	-
Legal and professional fees	80,309	30,000
Marketing and Advertising	3,464	-
Research and Development	4,741	10,000
Taxes	4,240	-
Other general and administrative	193,912	-
Total operating expenses	394,678	40,000
(Loss) from operations	(25,658)	(40,000)

Other income (expense):
Interest income	-	-
Forgiven debt	-	-
Interest (expense)	(35,507)	(1,088)
(Loss) before taxes	(61,165)	(41,088)

Provision (credit) for taxes on income	-	-
Net (loss)	$(61,165)	$(41,088)

Basic earnings (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	12,481,724	166,600,000

Revenues

Total revenue for the three months ended March 31, 2022 and 2021 was $3,802,402 and $0, respectively.  Revenue was generated solely through the Company’s wholly owned subsidiary, Job Aire Group. A limited number of customers have accounted for a substantial portion of our revenue. For the period ending March 31, 2022, we had three customers that exceeded 10% of the Company’s revenue, accounting for 97% of our revenue. Our contracts with customers are typically annual, without obligation to renew upon expiration.  If one of our existing customers does not renew their contract with us, if our relationships with our largest customers are impaired or terminated, or if our customer seeks to renegotiate terms of their contracts on terms less favorable to us, our revenue could decline, and our results of operations would be adversely impacted.

Our business is typically characterized by long-term client relationships that result in recurring revenue. Our services are provided under written price quotations or service agreements having varying terms and conditions.  Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Our service revenue is largely attributable to processing services where the fee is based on a fixed amount per processing period or a fixed amount per processing period plus a fee per employee or transaction processed.

We are continuously in the process of performing implementation services for new clients. Depending on the service agreement and/or the size of the client, the installation or conversion period for new clients can vary from a short period of time for a small Employer Services client (as little as 24 hours) to a longer period for a large Employer Services client with multiple deliverables (generally three to six months).  Although we monitor sales that have not yet been installed, we do not view this metric as material to an understanding of our overall business in light of the recurring nature of our business. This metric is not a reported number, but it is used by management as a planning tool to allocate resources needed to install services, and as a means of assessing our performance against the expectations of our clients.

Gross Profit

The company had gross profit of $369,020 and $0, for the three months ended March 31, 2022 and 2021, respectively.

Selling, General and Administrative Expenses

Selling, General and Administrative expenses in the first quarter of 2022 amounted to $394,678 and increased significantly compared to the same period in 2021. The increase was primarily due to an increase in payroll expenses, accounting, and legal fees associated with going public.

We anticipate that Selling, General and Administrative expenses will increase in dollar amount and increase as a percentage of revenue in 2023 compared to 2022 as a result of growth in headcount and headcount-related expenses in Job Aire Group. We plan to continue to increase employee headcount to support our growth and anticipate the inclusion of share-based compensation expenses.

Our selling, general and administrative expenses are consisted primarily of finance, legal, human resources, facilities, and other supporting administrative expenses.

Research and development

Research and development expenses in the first quarter of 2022 decreased by $5,259 compared to the same period in 2021. The decrease was primarily due to the completion of the EZM and EZB prototypes in 2021. Our products are now being evaluated under a long-term evaluation.

We anticipate that research and development expenses will, however, continue as a result of the expansion plans to other markets and the new products we aim to develop and introduce to the market in the future.

Liquidity and Capital Resources

As of March 31, 2022, we had cash on hand of $784,016, accounts receivable of $1,539,919, and working capital of $474,914.

Our principal sources of liquidity have been cash generated by issuing new shares in EZM (pre-merger) and cash generated from JAG operations.

Our liquidity position in 2022 increased as compared to the prior year by approximately $1,681,027. This increase in cash can be attributed to the operations of JAG for the year.

In order to be able to achieve our strategic goals, we need to further expand our business and financing activities. The Company is seeking to acquire a location for a pilot production plant, intended to be a small-scale production plant for the EZM and EZB products. Expanding our national network and marketing in Job Aire Group, together with continued research and development costs associated with bringing the EZM product(s) to market, will require significant future capital and liquidity expansion.

We plan to continue raising capital in order to meet our liquidity needs. However, we may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. If we are unable to obtain adequate funds on reasonable terms, we may be required to significantly curtail or discontinue operations or obtain funds by entering into financing agreements on unattractive terms.

Cash Flow

The following table summarizes our cash flows for the periods indicated below:

For the Three Months Ended March 31, 2022
Cash used in operating activities	(34,246)
Cash provided by investing activities	173,354
Cash used in financing activities	(0)

Cash Used in Operating Activities

During the three months ended March 31, 2022, we had cash used in operating activities of $34,246, which primarily reflects our net income for the period adjusted by non-cash charges.

Cash Provided by Investing Activities

During the three months ended March 31, 2022, cash provided by investing activities was $173,354, reflecting the cash balance of Job Aire Group on the day of acquisition.

Cash Provided by Financing Activities

During the three months ended March 31, 2022, no cash was provided by or used in financing activities.

Emissions Zero Module, Inc,

Results of Operations for the twelve months ended December 31, 2021 and 2020

The acquisition of Job Aire Group did not occur until the interim period ending March 31, 2022.  The discussion below relates to results of operations from our audited financial statements for the years ended December 31, 2021 and 2020 and therefore reflects the operational activity of Emissions Zero Module only.

Emissions Zero Module, Inc.

Statements of Operations

	Year Ended	Year Ended
	December 31	December 31
	2021	2020
	(Audited)	(Audited)

Sales	$-	$-
Cost of Sales	-	-

Gross profit	-	-

General and administrative expenses:
Legal and professional fees	248,055	-
Consulting	62,000	-
Research and Development	75,772	-
Other general and administrative	65,580	-
Total operating expenses	451,407	-
(Loss) from operations	(451,407)	-

Other income (expense):
Interest income	-	-
Forgiven debt	-	-
Interest (expense)	(60,652)	-
(Loss) before taxes	(512,059)	-

Income Tax Expense	-	-
Net (loss)	$(512,059)	$-

Basic earnings (loss) per common share	$-	$-

Weighted average number of shares outstanding	166,600,000	-

Revenues

The Company had no revenues for the years ended December 31, 2021 or 2020.

Gross Profit

The company had no gross profit or loss for the years ended December 31, 2021 and 2020.

Selling, General, and Administrative Expenses

General, and administrative expenses for the years ended December 31, 2021 and 2020 were $451,407 and $0, respectively.  The company had no expenses for the year ending December 31, 2020. For the year ended December 31, 2021, the G&A expenses included legal and professional fees, consulting fees, and research and development expenses.

Our selling, general and administrative expenses are consisted primarily of finance, legal, human resources, facilities, and other supporting administrative expenses.

Operating Loss

We realized an operating loss of $451,407 before interest expense, for the year ended December 31, 2021. The company had no operations for the year ended December 31, 2020.

Interest Expense

Interest expense for the year ended December 31, 2021 was $60,652. The Company had no operations for the year ended December 31, 2020.

Net Loss

We incurred a net loss of $512,059 for the year ended December 31, 2021. The Company had no operations for the year ended December 31, 2020.

Research and development

Research and development expenses for the twelve months ended 2021 were $75,772. We expense substantially all of our research and development costs as they are incurred.

We anticipate that research and development expenses will, however, continue as a result of the expansion plans to other markets and the new products we aim to develop and introduce to the market in the future.

Liquidity and Capital Resources

We incurred a net loss for the year ended December 31, 2021 and had an accumulated deficit of $512,059 at December 31, 2021. At December 31, 2021, we had a cash balance of $642,908 and a working capital of $795,093. The Company’s existing and available capital resources are not sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

We have not been able to generate sufficient cash from operating activities to fund our ongoing operations. Since our inception, we have raised capital through private sales of common stock and debt securities.

We will be required to raise additional funds through public or private financing, additional collaborative relationships or other arrangements until we are able to raise revenues to a point of positive cash flow. We are evaluating various options to further reduce our cash requirements to operate at a reduced rate, as well as options to raise additional funds, including obtaining loans and selling common stock. There is no guarantee that we will be able to generate enough revenue and/or raise capital to support its operations.

Based on the above factors, substantial doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

The issuance of additional securities may result in a significant dilution in the equity interests of our current stockholders. Obtaining loans, assuming these loans would be available, will increase our liabilities and future cash commitments. There is no assurance that we will be able to obtain further funds required for our continued operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

The effect of existing or probable government regulations on our business is not known at this time. Due to the nature of our business, it is anticipated that there may be increasing government regulation that may cause us to have to take serious corrective actions or make changes to the business plan.

Cash Flow

The following table summarizes our cash flows for twelve months ending December 31, 2021.

For the Year Ended December 31, 2021
Cash used in operating activities	(512,691)
Cash used in investing activities	(90,900)
Cash used in financing activities	1,246,500

Cash Used in Operating Activities

During the year ended December 31, 2021, we had cash used in operating activities was $512,691, which reflects our net income for the period adjusted by non-cash charges.

Cash Used by Investing Activities

During the year ended December 31, 2021, cash used in investing activities was $90,900, reflecting our fixed assts net of depreciation of $40,900 and a down payment on a future subsidiary of $50,000.

Cash Provided by Financing Activities

During the year ended December 31, 2021, cash provided by financing was $1,246,500, primarily reflecting proceeds received under our PPM that was conducted during the year that raised $1,215,000.

Concentrations of Credit Risk

Cash held in banks: we maintain cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to federally insured limits. At times balances may exceed FDIC insured limits. We have not experienced any losses in such accounts.

Accounts Receivable: Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of March 31, 2022 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Job Aire Group

Results of Operations for the twelve months ended December 31, 2021 and 2020

The acquisition of Job Aire Group did not occur until the interim period ending March 31, 2022.  The discussion below relates to Job Aire Group’s results of operations from our audited financial statements for the years ended December 31, 2021 and 2020.

Job Aire Group, Inc.

Statement of Operations

	Year Ended December 31	Year Ended December 31
	2021	2020

Sales	$13,053,643	$10,287,146
Cost of Sales	12,339,563	9,804,890

Gross profit	714,080	482,257

General and administrative expenses:
Salaries	442,510	305,486
Legal and professional fees	222,905	15,731
Rent	19,080	23,640
Other general and administrative	73,678	72,412
Total operating expenses	758,173	417,269
Income/(Loss) from operations	(44,093)	64,988

Interest income	-	-
Interest expense	12,860	41,616
Forgiveness of debt (loss)	-	96,683
Loan Forgiven (income)	(942,146)	-
Income (Loss) before taxes	885,193	(73,311)

Income Tax Expense	15,836	17,026
Net Income(loss)	$869,357	$(90,337)

Basic earnings (loss) per common share	$434.68	$(45.17)

Weighted average number of shares outstanding	2,000	2,000

Revenues

For the years ended December 31, 2021 or 2020, Job Aire Group earned $13,053,643 and $10,287,146, respectively.  Revenue increased in 2021 by $2,766,496 as a result of an increase to the number of contracts entered into with customers.

Gross Profit

The company had $714,080 and $482,257 gross profit for the years ended December 31, 2021 and 2020, respectively.  The gross profit margin increased in 2021 by .78% compared to the year ended December 31, 2020.  The increase is attributed to newly added clients with more favorable contracts.

Selling, General, and Administrative Expenses

General and administrative expenses for the years ended December 31, 2021 and 2020 were $758,173 and $417,269, respectively.  The Company’s expenses for the year ending December 31, 2021 increased by $340,904 over the year ended 2020.  The increase is attributed to an increase in legal and professional fees associated with the audits of years ending 2021 and 2020 and an increase to the salaries paid to management and administrative employees of the Company. For the years ended December 31, 2021 and 2020, our selling, general and administrative expenses consisted primarily of finance, legal, human resources, facilities, and other supporting administrative expenses.

Operating Income or Loss

The Company realized an operating loss of $44,093 for the year ended December 31, 2021. For the year ended December 31, 2020, the company realized operating income of $64,988.  The loss realized in 2021 is a reflection of increased legal and professional fees of approximately $200,000 compared to 2020.  These fees were related to the requisite audits of years ending 2021 and 2020 as well as legal fees associated with the acquisition of the Company by Emissions Zero Module, made effective on January 1, 2022.

Interest Expense

Interest expense for the year ended December 31, 2021 was $12,860 compared to $41,616 for the year ended December 31, 2020.   The decrease in 2021 was due to the satisfaction of debt during the year ended December 31, 2020.

Net Income

For the year ended December 31, 2021, we incurred a net profit of $869,357 compared to a net loss of $90,337 for the year ended December 31, 2020.  The net increase in 2021 is primarily attributed to forgiveness of debt recorded by the Company on the PPP loan received in 2020 in the amount of $942,146, offset by a loss recorded in 2020 as forgiveness of debt in the amount of $96,683.  The loss on forgiveness of debt in 2020 was part of the agreement with Emissions Zero Module, whereby prior related party receivables were forgiven by the Company.

Liquidity and Capital Resources

We incurred net income for the year ended December 31, 2021 and had accumulated earnings of $1,402,157 at December 31, 2021.  At December 31, 2021, we had a cash balance of $229,854 and working capital of $1,404,157. Our primary source of cash is generated by our ongoing operations. While management continues to evaluate various options to further reduce our cash requirements to operate at a reduced rate, management also intends to source unsecured credit facilities to meet short-term funding shortfalls, finance any working capital needs, and for general corporate purposes. If we determined the need for additional short-term liquidity, there is no assurance that such financing, if pursued and obtained, would be adequate or on terms acceptable to us.

Cash Flow

The following table summarizes our cash flows for the twelve months ending December 31, 2021.

For the Year Ended December 31, 2021
Cash used in operating activities	(279,184)
Cash used in investing activities	(0)
Cash used in financing activities	(86,947)

Cash Used in Operating Activities

During the year ended December 31, 2021, cash used in operating activities was $279,184, which reflects our net income for the period adjusted by non-cash charges.

Cash Provided by Financing Activities

During the year ended December 31, 2021, cash used in financing was $86,947, primarily reflecting an increase to related party loans.

Concentrations of Credit Risk

Cash held in banks: we maintain cash balances at a financial institution that is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to federally insured limits. At times balances may exceed FDIC insured limits. We have not experienced any losses in such accounts.

Accounts Receivable: Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of March 31, 2022 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Below are the names of and certain information regarding the Company’s current executive officers and directors who were appointed effective as of the closing of the Share Exchange:

Name	Position	Age	Term
David Riggs	Chief Executive Officer and Director	63	1 Year
Kent Hush	Chief Financial Officer and Director	51	1 Year
Sumit Isaranggul Na Ayudhya	Chief Technology Officer and Chairman	61	1 Year
Russell E. Klawunn	Chief Operating Officer and Director	56	1 Year
Kim Mitchell	Director	71	1 Year

David Riggs, Chief Executive Officer and Director

Since February 2021, Mr. Riggs has been the Secretary of Emissions Zero Module, Inc. Since January 2020, Mr. Riggs has been a managing director of Pantex Technologies, an import/export company located in Tomball, Texas, specializing in exclusive spirits from the USA into Asia, where he oversees the management of daily operations. Since July 2019, Mr. Riggs has served as the Founder and Chief Executive Officer of Origgen Environmental Solutions, an aviation staffing company located in Tomball, Texas, where he oversees the management of daily operations. Since September 2018, Mr. Riggs has been the Founder and Chief Operating Officer of Origgen LLC, a technology-based company focused on leveraging Blockchain located in Casper, Wyoming, where he oversees the management of daily operations. From January 2006 to March 2012, Mr. Riggs was the Founder and Chief Executive Officer of Eagle Gold Company, a mining company located in Accra, Ghana, where he developed key operational initiatives and managed daily operations. From January 2003 to June 2005, Mr. Riggs was the Chief Operating Officer of The World Poker Store in Las Vegas, Nevada, where he performed a comprehensive analysis of registrations for securities and insurance and monitored compliance with processes, policies, procedures, and standards in regard to collection and management of annual contributions from shareholders and companies.

Kent Hush, Chief Financial Officer and Director

Since February 2021, Mr. Hush has been the Treasurer of Emissions Zero Module Inc. From January 2019 to January 2021, Mr. Hush was a Partner at ErgoFit-US in Tucson, Arizona, where he structured, developed, and managed financial operations and oversaw security operations. From December 1997 to April 2020, Mr. Hush was a Special Agent for the Federal Bureau of Investigation located in Tucson, Arizona, where he served as a special operations group team leader, managed complex investigations, analyzed evidence, and performed uncover operations. From June 1992 to December 1997, Mr. Hush was a Financial Institution Examiner for the Federal Deposit Insurance Company in Denver, Colorado, where he conducted investigations and made recommendations for actions to ensure compliance with laws and regulations.

Mr. Hush graduated from Abilene Christian University in Abilene, Texas, with a Bachelor of Business Administration Degree in 1992. Mr. Hush also received his Commercial Pilot Instrument Multi-Engine Rating License from Tucson Aeroservice Center Flight School in Tucson, Arizona, and has achieved US Government certification as a Financial Institution Examiner with additional training and certification in Safety and Soundness, Regulatory Compliance, and Information Systems.

Sumit Isaranggul Na Ayudhya, Chief Technology Officer, Chairman of the Board of Directors

Mr. Isaranggul Na Ayudhya founded Emissions Zero Module Inc in February of 2021, and since that time, has served as the Chief Executive Officer and Chairman. Prior to founding Emissions Zero Module Inc, Mr. Isaranggul Na Ayudhya spent 42 years in the aviation industry, including performing maintenance and inspections of large commercial aircraft with A-Tech Aerospace (Thailand) Inc, in Thailand, from January 2014 to October 2016 and again from October 2020 to present, with ComAv Technical Services, in Victorville, California, from September 2018 to October 2020, with Job Aire Group Inc, in Tucson, Arizona, as a contractor, from October 2016 to September 2018, with ADI-Aviation & Defense Inc, in San Bernardino, California, from August 2012 to December 2013, with Pulsar Aviation Service Inc, in San Bernardino, California, from May 2012 to August 2012, with Pacific Aerospace Resources & Technologies LLC, in Victorville, California, from December 2011 to May 2012, with Asgard for Victorville Aerospace located in Victorville, California from August 2007 to October 2007, and with A-Tech Aviation Corporation in Beaumont, California from October 2006 to August 2007.

From October 2007 to March 2012, Mr. Isaranggul Na Ayudhya was self-employed as a Managing Director and Consultant at A-Tech Aviation Corporation, located in Thailand, where he developed vehicle technology designed to dissolve pollution and foster economic growth. From April 2005 to October 2007, Mr. Isaranggul Na Ayudhya was an A&P Mechanic at NASA Lyndon Bjornson Space Center in El Paso, Texas, where he oversaw an astronaut training program and performed depot maintenance training. From July 2000 to April 2005, Mr. Isaranggul Na Ayudhya was an A&P Mechanic at AMS in Phoenix, Arizona, where he performed maintenance and inspections of aircraft systems. Prior to that, from February 1990 to April 2000, Mr. Isaranggul Na Ayudhya worked for Thai Airways as a mechanic, where he performed maintenance and inspections and troubleshooting for aircraft systems.

Mr. Isaranggul Na Ayudhya attended Airmen Technical Training School, Royal Thai Air Force (RTAF), located in Thailand, from June 1978 to April 1980, where he received a diploma in Airframe & Powerplant Mechanic/Avionics and became a Certified Aircraft Maintenance Technician. From February 1990 to October 1999, Mr. Isaranggul Na Ayudhya received multiple aircraft maintenance certifications through Thai Airways International Public Company Limited, located in Thailand. In June 2002, Mr. Isaranggul Na Ayudhya received his Bachelor of Fine Arts Degree with a concentration in Aeronautical Engineering from Unmanned Vehicle University in Phoenix, Arizona.

Russell E Klawunn¸ Chief Operating Officer and Director

Since February 2021, Mr. Klawunn has been the Vice President for Emissions Zero Module Inc. Since October 2020, Mr. Klawunn has been the President of Proveedora de Insumos Chaac De R.L. DE C.V., a wholesale merchant company located in Mexico. Since September 2016, Mr. Klawunn has been the founder and president of 1618CNC, LLC, a firearms dealer and FFL licensing company located in Tucson, Arizona, managing operations, including product development. From May 2018 to January 2019, Mr. Klawunn was Pilot in Command, ISR for L3 Communications, where he conducted ISR Deployments to Iraq and Syria. From April 1996 to June 2016, Mr. Klawunn was a Special Agent for the Federal Bureau of Investigation, where he conducted investigations, surveillance, and special operations. From January 2010 to September 2016, Mr. Klawunn was the co-founder and owner of Quartercircle10 LLC, a firearms dealer located in Tucson, Arizona, where he oversaw operations and led new product design and development. From July

1987 to March 1996, Mr. Klawunn served in the United States Marine Corps as a Naval Aviator, reaching the rank of Captain.

Mr. Klawunn received a Bachelor of Business Administration degree from Southwestern University in May 1987.

Kim Mitchell, Director

Mr. Mitchell has not been employed during the past 5 years. From January 2001 until his retirement in 2012, Mr. Mitchell was an Independent Consultant on Silicon and Compound Semiconductor Manufacturing.  From August 2009 until his retirement, Mr. Mitchell was the founder and President of EnergyWise Systems LLC, an energy conservation consulting company in St. George, Utah.

In 1976, Mr. Mitchell received a Ph.D. in Materials Science from Stanford University. In 1974, Mr. Mitchell received a Master’s of Science degree in Materials Science from Stanford University. In 1968, Mr. Mitchell received a bachelor’s degree in Applied Physics from the California Institute of Technology.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by only a limited number of employees, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines.   In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) requires our Directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act.  Based solely on our review of copies of such forms received by us, we believe that all filing requirements applicable to our officers, directors and 10% or more beneficial owners are complied with.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Significant Employees

We have no significant employees other than our officers and directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, other than as described above, no security holders have made any such recommendations.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given the present size of our board it is not practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors oversees our audits and auditing procedures.  The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

EXECUTIVE COMPENSATION

Prior to the Merger, our officers and directors did not receive any compensation for their services rendered to us.  In addition, no remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.  Effective with the Merger, we have installed new management and a Board, all of which were officers or directors of Emissions Module. The following table sets forth the cash and other compensation paid by the Company to our President and all other executive officers and directors during the period from inception through the date of this filing.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
David Riggs, CEO, Secretary, Director	2021 2020	None None	None None	None None	None None	None None

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Kent Hush, CFO, Treasurer, Director	2021 2020	None None	None None	None None	None None	None None

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Sumit Isaranggunlnaayudhya, CTO, President, Director	2021 2020	None None	None None	None None	None None	None None

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Russell Klawunn, COO, Director	2021 2020	None None	None None	None None	None None	None None

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Kim Mitchell, Director	2021 2020	None None	None None	None None	None None	None None

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Effective February 9, 2022, the Company entered into Employment Agreements with its Officers.  Unless or until such time the Company has sufficient cash flows, our Officers have agreed to defer some or all compensation due them under these agreements.  The following table reflects compensation amounts paid and deferred as of March 31, 2022.

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
David Riggs, CEO, Secretary, Director (1)	March 31, 2022	$12,000	$18,000	None	None	None	$30,000

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
Kent Hush, CFO, Treasurer, Director (2)	March 31, 2022	$ -0-	$24,166	None	None	None	$24,166

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
Sumit Isaranggunlnaayudhya, CTO, President, Director (3)	March 31, 2022	$12,000	$ 12,166	None	None	None	$24,166

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
Russell Klawunn, COO, Director (4)	March 31, 2022	$ -0-	$24,166	None	None	None	$24,166

(1) On February 9, 2022, the Company entered into an Employment Agreement with David Riggs to perform as the Company’s Chief Executive Officer.  As consideration for services, Mr. Riggs will be compensated at $180,000 per year, with no less than 30% to be deferred to help facilitate the capital needs of the Company.  The amounts deferred are payable in cash or common stock.  The Officer is also entitled to fifteen days of paid vacation time, with a maximum of 10 days that may be carried over to the following year and five days of paid sick leave.  Employment by the Company is considered an At-Will arrangement whereby either party can terminate the Agreement with or without cause.  Any termination without cause requires a 30-day notice to the other party.  It was further agreed that if the Company severs the relationship without cause, the Employee would be eligible for severance pay equal to the amount of pay in effect at severance and continue for a period of twenty-four months.  The Company further agreed that any deferred salary at the time of termination would immediately be paid in either cash or stock, and at the Employee’s discretion.  In the event services are terminated with cause, the Company has agreed to immediately pay six months of severance pay and to settle any deferred pay in the form of cash or stock.  In addition, in the event the Company is purchased by another entity and the purchasing company does not elect to maintain Mr. Riggs as CEO, the Company has agreed that Employee will be entitled to severance of two years salary and immediate payment of any deferred salary in the form of cash or stock of the Company.  The contract is governed under the laws of the State of Arizona.

(2) On February 9, 2022, the Company entered into an Employment Agreement with Kent Hush to perform as the Company’s Chief Financial Officer.  As consideration for services, Mr. Hush will be compensated at $145,000 per year, with no less than 30% to be deferred to help facilitate the capital needs of the Company.  The amounts deferred are payable in cash or common stock.  The Officer is also entitled to fifteen days of paid vacation time, with a maximum of 10 days that may be carried over to the following year and five days of paid sick leave.  Employment by the Company is considered an At-Will arrangement whereby either party can terminate the Agreement with or without cause.  Any termination without cause requires a 30-day notice to the other party.  It was further agreed that if the Company severs the relationship without cause, the Employee would be eligible for severance pay equal to the amount of pay in effect at severance and continue for a period of twenty-four months.  The Company further agreed that any deferred salary at the time of termination would immediately be paid in either cash or stock, and at the Employee’s discretion.  In the event services are terminated with cause, the Company has agreed to immediately pay six months of severance pay and to settle any deferred pay in the form of cash or stock.  In addition, in the event the Company is purchased by another entity and the purchasing company does not elect to maintain Mr. Hush as CFO, the Company has agreed that Employee will be entitled to severance of two years salary and immediate payment of any deferred salary in the form of cash or stock of the Company.  The contract is governed under the laws of the State of Arizona.

(3) On February 9, 2022, the Company entered into an Employment Agreement with Sumit Isaranggunlnaayudhya to perform as the Company’s Chief Technology Officer.  As consideration for services, Mr. Isaranggunlnaayudhya will be compensated at $145,000 per year, with no less than 30% to be deferred to help facilitate the capital needs of the Company.  The amounts deferred are payable in cash or common stock.  The Officer is also entitled to fifteen days of paid vacation time, with a maximum of 10 days that may be carried over to the following year and five days of paid sick leave.  Employment by the Company is considered an At-Will arrangement whereby either party can terminate the Agreement with or without cause.  Any termination without cause requires a 30-day notice to the other party.  It was further agreed that if the Company severs the relationship without cause, the Employee would be eligible for severance pay equal to the amount of pay in effect at severance and continue for a period of twenty-four months.  The Company further agreed that any deferred salary at the time of termination would immediately be paid in either cash or stock, and at the Employee’s discretion.  In the event services are terminated with cause, the Company has agreed to immediately pay six months of severance pay and to settle any deferred pay in the form of cash or stock.  In addition, in the event the Company is purchased by another entity and the purchasing company does not elect to maintain Mr. Isaranggunlnaayudhya as CTO, the Company has agreed that Employee will be entitled to severance of two years salary and immediate payment of any deferred salary in the form of cash or stock of the Company.  The contract is governed under the laws of the State of Arizona.

(4) On February 9, 2022, the Company entered into an Employment Agreement with Russell Klawunn to perform as the Company’s Chief Operations Officer.  As consideration for services, Mr. Kluwann will be compensated at $145,000 per year, with no less than 30% to be deferred to help facilitate the capital needs of the Company.  The amounts deferred are payable in cash or common stock.  The Officer is also entitled to fifteen days of paid vacation time, with a maximum of 10 days that may be carried over to the following year and five days of paid sick leave.  Employment by the Company is considered an At-Will arrangement whereby either party can terminate the Agreement with or without cause.  Any termination without cause requires a 30-day notice to the other party.  It was further agreed that if the Company severs the relationship without cause, the Employee would be eligible for severance pay equal to the amount of pay in effect at severance and continue for a period of twenty-four months.  The Company further agreed that any deferred salary at the time of termination would immediately be paid in either cash or stock, and at the Employee’s discretion.  In the event services are terminated with cause, the Company has agreed to immediately pay six months of severance pay and to settle any deferred pay in the form of cash or stock.  In addition, in the event the Company is purchased by another entity and the purchasing company does not elect to maintain Mr. Kluwann as COO, the Company has agreed that Employee will be entitled to severance of two years salary and immediate payment of any deferred salary in the form of cash or stock of the Company.  The contract is governed under the laws of the State of Arizona.

Outstanding Equity Awards and Other Compensation Plans at Fiscal Year-End

We have not issued or agreed to issue any stock-based compensation to our executive officers. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated above, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Indemnification of our Officers and Directors

The Nevada Revised Statutes and our Articles of Incorporation, as amended, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals there from.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officer or Director against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of July 9, 2022, after giving effect to the Merger, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.  To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse.  To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.  Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

The following table sets forth, immediately after giving effect to the Share Exchange, the number of shares of common stock beneficially owned by executive officers, directors and persons who hold 5% or more of the outstanding common stock of the Company.

POST-MERGER

Name and Address of Beneficial Owner	Position(s) with or Relationship to Company	Amount of Common Stock Beneficially Owned	Percentage Ownership of Common stock (1)
George Christodoulou 10 DionysiouSolomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O. Box 25631, Nicosia	5% or more Shareholder	6,950,000(1)	5.64%
Shirley Christodoulou 10 DionysiouSolomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O. Box 25631, Nicosia	5% or more Shareholder	6,950,000(2)	5.64%
Shirley Properties, Inc. (4) 10 DionysiouSolomou Street, Leona Building, suite 501, 2406 Engomi, Nicosia – Cyprus, P.O. Box 25631, Nicosia	5% or more Shareholder	6,950,000(3)	5.64%
David Riggs 25411 Stanolind Rd Tomball, TX 773785	President, CEO, Director	16,031,645	13.00%
George Hruska 3204 Sienna Dr Casper, WE 82604	Director	16,166,407	13.11%
Russell Klawunn 1870 W Prince Rd, #41 Tucson, AZ	COO, Director	17,379,262	14.10%

Kent Hush 4575 Dean Martin, #804 Las Vegas, NV 89103	Treasurer, CFO, Director	17,660,764	14.33%
Sumit Isaranggunlnaayudhya 19087 Allegheny Rd, #3 Apple Valley, CA 92307	Secretary, CTO, Director	28,948,799	23.48%

(1) George Christodoulou personally owns 1,650,000 common shares, and 1,000,000 common shares held in the name of Costa Vassiliades who passed away in January 2014.   George Christodoulou has yet to have Costa Vassiliades’ common shares transferred into his name.   George Christodoulou is deemed to beneficially own the shares of his wife Shirley Christodoulou, who owns 2,800,000 common shares, and the shares of Shirley Properties, Inc., an entity controlled by his wife, which owns1,500,000 shares.

(2) Shirley Christodoulou personally owns 2,800,000 common shares and is deemed to beneficially own the shares of her husband George Christodoulou, who owns 2,650,000 common shares and the shares of Shirley Properties, Inc., an entity she controls, which owns 1,500,000 shares.

(3) Shirley Christodoulou is the control person for Shirley Properties, Inc. a BVI corporation and is therefore deemed to beneficially own the common shares of Shirley Properties, Inc., in addition to the 2,800,000 shares she owns personally and the 2,650,000 shares held by George Christodoulou.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the years ended December 31, 2021 and 2020, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

We have entered into employment agreements with several of our executive officers.  Please see the description of these arrangements at pages 49 to 50.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There currently is no public market for our Common Stock.  Further, although our Common Stock is currently quoted on the OTC Bulletin Board (the “OTCBB”) and on the OTC Markets QB Tier, trading of our Common Stock is sporadic and by appointment only.  Trading may continue to be extremely sporadic.  For example, several days may pass before any shares may be traded.  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock.

If our securities are issued as part of an acquisition or business combination, such securities are required to be issued either in reliance upon exemptions from registration under applicable Federal or state securities laws or registered for public distribution.  The issuance of additional securities and their potential sale in any trading market which might develop in our common stock could depress the price of our common stock.  Further, such issuance of additional securities would result in a decrease in the percentage ownership of our shareholders.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.  We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have authorized capital stock consisting of 200,000,000 shares of Common Stock, $0.001 par value.

Issued and Outstanding Capital Stock

Immediately after giving effect to the Merger, including the shares issuable upon conversion of Emissions Zero’s convertible notes (which were deemed automatically converted into Emissions Zero common stock and then the Company’s common stock  upon closing of the Merger), the issuance of shares of our Common Stock issued to stockholders of Emissions Zero in the Merger, the Company’s total common shares outstanding is 110,695,000, of which 96,107,699 shares are beneficially owned by the newly appointed Officers and Directors who took office upon closing of the Merger.

Registration Rights

The issuance of shares of our Common Stock to holders of Emission Zero’s capital stock in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Regulation D and/or Regulation S promulgated by the SEC under that section.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement.

Further, the disclosures set forth in Item 2.01 of this Current Report under the heading “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions - PPM”, are incorporated herein by reference.

Convertible Securities

As of the date hereof, the Company does not have any outstanding convertible securities.

Transfer Agent

The transfer agent for our Common Stock is Standard Registrar and Transfer Company.  The transfer agent’s address is 440 East 400 South, Suite 200, Salt Lake City, UT, 84111 and its telephone number is (801) 571-8844.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Private Corporation Law and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our By-Laws state that we shall indemnify every (i) present or former director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our By-Laws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Other than in the limited situation described above, our By-Laws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Other than discussed above, none of our By-Laws, our Articles of Incorporation or any indemnification agreement with any director of the Company includes any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 3.02   Unregistered Sales of Equity Securities.

Shares Issued in Connection with the Share Exchange

All share and per share stock numbers in this section are after giving effect to the Share Exchange made effective on July 9, 2022, in which each share of Emissions Zero’s common stock outstanding at the time of the Merger was automatically converted into an aggregate of 110,695,000 shares of our Common Stock. This transaction was exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.  None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

The shares issuable to the EZM shareholders as a result of the Merger will be deemed restricted securities under the SEC’s rules and regulations and will not be sellable under the SEC’s Rule 144 until certain conditions are satisfied.  These conditions are:

•the issuer of the securities has ceased to be a shell company;

•the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

•the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

•one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the SEC reflecting its status as an entity that is no longer a shell company.

ITEM 5.01   Changes in Control of Registrant

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

ITEM 5.06   Change in Shell Company Status

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  As a result of the Share Exchange, we have ceased to be a shell company.  The information contained in this Current Report constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 8.01   Other Events

Effective June 22, 2022, the Company moved its corporate offices to 1870 West Prince Road #41, Tucson, Arizona 85705.

ITEM 9.01    Financial Statements and Exhibits

(a)  Financial statements of business acquired.

In accordance with Item 9.01(a), included in this filing on Form 8-k are the following financial statements

Emissions Zero Module financial statements as of and for the years ended December 31, 2021 and 2020 including the audit opinion of Gries and Associates appearing as Exhibit 99.2 to this Report on Form 8-K.;

Job Aire Group, Inc. financial statements as of and for the years ended December 31, 2021 and 2020 including the audit opinion of Gries and Associates appearing as Exhibit 99.3 to this Report on Form 8-K.;

Unaudited condensed consolidated financial statements of Emissions Zero Module, Inc. as of, and for the three months ended March 31, 2022 and 2021 appearing as Exhibit 99.4 to this Report on Form 8-K.

(b)  Pro forma financial information.

In accordance with Item 9.01(b), unaudited pro forma condensed combined financial statements as of March 31, 2022 and the accompanying notes, reflecting the completion of the Merger between Colambda Technologies, Inc. and Emissions Zero Module, Inc. are included in this Report.

(d)  Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

EXHIBITS

Exhibit Number	Description of Exhibit	Filing
3.1*	Articles of Incorporation
3.2*	Bylaws
10.1**

Agreement and Plan of Merger and Reorganization dated as of the date set forth on the signature page hereto, is by and among NEW CENTURY RESOURCES CORPORATION, a Nevada corporation (the “NCR”), Emissions Zero Module, Inc, a Wyoming corporation (“EZM”).

10.2

Amendment No. 2 to Agreement and Plan of Merger and Reorganization made as of March 8, 2022 by and among New Century Resources Corporation, a Nevada corporation and Emissions Zero Module, Inc, a Wyoming corporation.

Filed Herewith
10.3

Amendment No. 3 to Agreement and Plan of Merger and Reorganization made as of March 8, 2022 by and among New Century Resources Corporation, a Nevada corporation and Emissions Zero Module, Inc, a Wyoming corporation.

Filed herewith
10.4	Purchase Agreement by and between Emissions Zero Module and Job Aire Group	Filed herewith
10.5	Employment Agreement dated as of February 9, 2021 between the Company and David Riggs	Filed herewith
10.6	Employment Agreement dated as of February 9, 2022 between the Company and Kent Hush	Filed herewith
10.7	Employment Agreement dated as of February 9, 2022 between the Company and Sumit Isaranggunlnaayudhya	Filed herewith
10.8	Employment Agreement dated as of February 9, 2022 between the Company and Russell Klawunn	Filed herewith
31.1	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Rule 13a-14	Filed herewith.
32.1	CEO and CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act	Filed herewith.
99.1

Pro Forma condensed combined financial statements as of March 31, 2022 and the accompanying notes, reflecting the completion of the Merger between Colambda Technologies, Inc.  and Emissions Zero Module, Inc

Filed herewith.
99.2	Emissions Zero Module financial statements as of and for the years ended December 31, 2021 and 2020, including the audit opinion of Gries and Associates	Filed herewith.
99.3	Job Aire Group, Inc. financial statements as of and for the years ended December 31, 2021 and 2020, including the audit opinion of Gries and Associates	Filed herewith.
99.4	Unaudited condensed consolidated financial statements of Emissions Zero Module, Inc. as of, and for the three months ended March 31, 2022 and 2021	Filed herewith.
101.INS*	XBRL Instance Document	Filed herewith.
101.SCH*	XBRL Taxonomy Extension Schema Document	Filed herewith.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith.
101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document	Filed herewith.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith.

* Incorporated by reference to our Form 10-12G/A filed December 3, 2014

** Filed as Exhibit 10.1 to the Company’s Form 8-k as filed with the Securities and Exchange Commission on November 22, 2021.

*Pursuant to Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

SIGNATURE

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLAMBDA TECHNOLOGIES, INC.
(Formerly, New Century Resources Corporation)

/s/ David Riggs	/s/ Kent Hush
David Riggs	Kent Hush
Chief Executive Officer	Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLAMBDA TECHNOLOGIES, INC.
(Formerly, New Century Resources Corporation)

/s/ David Riggs	/s/ Kent Hush
David Riggs	Kent Hush
Chief Executive Officer	Chief Financial Officer